ALLEGHENY POWER SYSTEM, INC.

                              ARTICLES OF AMENDMENT


         Allegheny Power System, Inc., a Maryland Corporation having its principal office in Washington County, Maryland (hereinafter called the Corporation) hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

         FIRST: The Charter of the Corporation is hereby amended by striking out
Article II and inserting in lieu thereof the following:

                                       II.

                   The name of the Corporation (which is here-
                      inafter called the "Corporation") is
                             ALLEGHENY ENERGY, INC.
                          -----------------------------

         SECOND: The Board of Directors of the Corporation on April 4, 1997 duly adopted a resolution in which was set forth the foregoing amendment to the Charter, declaring that the said amendment of the Charter was advisable and directing that it be submitted for action thereon by the stockholders at a special meeting to be held on August 7, 1997.

         THIRD: At a special meeting of the stockholders of the Corporation, notice of which having been given as required by law, held in Hagerstown, Maryland as provided by the By-Laws of the Corporation, on August 7, 1997, the stockholders, by the affirmative vote of the holders of more than a majority of the total number of shares of the Corporation outstanding and entitled to vote thereon, (the Charter of the Corporation providing that notwithstanding any provisions of law requiring any action to be taken or authorized by the majority or other designated proportion of the shares or of the shares of each class, or otherwise to be taken or authorized by vote of the stockholders, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon, except as otherwise provided in the Charter) duly approved the amendment of the Charter of the Corporation hereinabove set forth.





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         IN WITNESS WHEREOF, Allegheny Power System, Inc. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary on August 25, 1997 and its President acknowledges that these Articles of Amendment are the act and deed of the Corporation and, under penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.


                                           ALLEGHENY POWER SYSTEM, INC.

                                           By: /s/ Alan J. Noia
                                               Alan J. Noia, President


(SEAL)

/s/ E.M. Beck
E.M. Beck, Secretary


Dated:  August 25, 1997



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


STATE OF MARYLAND   )
                    ) SS:
COUNTY OF WASHINGTON)


         I HEREBY CERTIFY that on August 25, 1997, before me, the subscriber, a Notary Public of the State of Maryland, in and for the County of Washington, personally appeared Alan J. Noia, President of Allegheny Power System, Inc., a Maryland corporation, and in the name and on behalf of the corporation acknowledged the foregoing Articles of Amendment to be the corporate act of said corporation; and at the same time personally appeared E. M. Beck and made oath in due form of law that she was secretary of the special meeting of the stockholders of said corporation at which the amendment of the charter of the corporation therein set forth was approved, and that the matters and facts set forth in said Articles of Amendment are true to the best of her knowledge, information and belief.

         WITNESS my hand and notarial seal or stamp, the day and year last above written.


(Seal)                                      /s/ Judith A. Bohner
                                                Notary Public

                                                JUDITH A. BOHNER
                                        NOTARY PUBLIC STATE OF MARYLAND
                                        My Commission Expires October 14, 1998



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